                                                                    Exhibit 99.1


                                                 CONTACT: MARK S. ALSENTZER, CEO
                                                             JOHN W. POLING, CFO
                                                                    561-394-3511

MEDIA RELEASE

                           U. S. PLASTIC LUMBER CORP.
                   ANNOUNCES SECOND QUARTER OPERATING RESULTS

FOR IMMEDIATE RELEASE:

BOCA RATON, FL, August 14, 2000 - U.S. Plastic Lumber Corp. (NASDAQ: "USPL"), announced today operating results for the second quarter ended June 30, 2000.

Total Revenues for the second quarter of 2000 were $44.3 million compared with $36.9 million for the second quarter in 1999, an increase of 20%. Revenues from USPL's Plastic Lumber Division for the second quarter of 2000 were $23.1 million compared with $14.9 million for the second quarter in 1999, an increase of 55%. Revenues from USPL's Environmental Recycling Division for the second quarter of 2000 were $21.1 million compared with $22.0 million for the second quarter in 1999, a decrease of 4%.

Operating Income from USPL's Plastic Lumber Division for the second quarter of 2000 was $1.7 million, or 7.4% of revenues, compared with an Operating Income of $2.4 million, or 16.1% of revenues, for the same quarter in 1999. USPL's Environmental Recycling Division had operating income of $2.9 million in the second quarter of 2000, or 13.7% of revenues, compared with an Operating Income of $3.5 million, or 15.9% of revenues, for the same quarter in 1999. Total Operating Income for the second quarter of 2000 was $3.9 million, or 8.8% of revenues, compared with $5.4 million, or 14.6% of revenues, for the second quarter in 1999. EBITDA from USPL's Plastic Lumber Division for the second quarter of 2000 was $2.5 million, or 10.8% of revenues, compared with an EBITDA of $3.1 million, or 20.8% of revenues, for the same quarter in 1999. USPL's Environmental Recycling Division reported EBITDA for the second quarter of 2000 of $3.7 million, or 17.5% of revenues, compared with an EBITDA of $4.0 million, or 18.2% of revenues, for the same quarter in 1999. Total EBITDA for the second quarter of 2000 was $5.7 million, or 12.9% of revenues, compared with $6.7 million, or 18.2% of revenues, for the second quarter in 1999. The second quarter 1999 operating results exclude $595,000 of merger charges.

Excluding an extraordinary loss on the early retirement of debt, net income for the second quarter of 2000 was $1.7 million or $.05 per diluted share compared with a net income of $3.3 million, or $.11 per diluted share in the same quarter of 1999. Interest expense for the second quarter and the same period last year was $ 1.3 million. Including the extraordinary loss, net income was $796,000 or $.02 per share.

Revenues for the six months ending June 30, 2000 were $74.7 million compared to $61.8 million for the comparable period in 1999, an increase of 21%. Operating income for the six- month period was $4.1 million, or 5.5% of revenues, compared to $7.5 million, or 12.1% of revenues, in 1999. EBITDA for the first six months of 2000 was $7.4 million, or 9.9% of revenues, compared to $10.0 million, or 16.2% of revenues, in 1999. Net income excluding the extraordinary item for the first six months of 2000 was $1.1 million, or $.03 per diluted share, compared to a net loss of $2.1 million, or $.09 per share, in 1999. Interest expense for the six-month period was $2.5 million compared to $3.0 million for the same period last year. For the six-month period of 2000 interest expense includes a $358,000 charge for the beneficial conversion feature and accretion of discounts associated with the issuance of the $7.5 million convertible debentures during the first quarter. Including the extraordinary loss on early retirement of debt incurred in the second quarter, net income for the first six months of 2000 was $126,000. The first quarter results have been restated to reflect the effects of the beneficial conversion feature and discount accretion associated with the aforementioned $7.5 million convertible debentures, which resulted in a $306,000 increase to interest expense or $.01 per share. The comparable period of 1999 was negatively impacted by $6.3 million of pre-tax restructuring, inventory revaluation and merger related expenses.

Mark S. Alsentzer, Chairman, CEO and President of USPL, said, "While we are very pleased with our revenue growth in the 2nd quarter, we are not pleased with our overall operating margins for the quarter. During the past quarter we have made significant progress in rolling out the last phases of our first major plastic lumber expansion program. We completed the final build out of our Ocala, FL. plant and implemented a number of modifications to the initial plant design to improve line speeds, reduce scrap rates and lower our manufacturing costs. These changes have proved to be beneficial and the line speeds and scrap rates have steadily improved, however, our manufacturing labor costs and materials costs remained higher than anticipated for the quarter." Alsentzer added, "We expect to apply these same improvements to our Fontana, CA Plant as we bring this facility on line. We currently have 8 lines operating in Ocala and expect to have 5 lines running in Fontana by the end of the year."

Commenting on the Environmental Services Division, Alsentzer added, "Our Environmental Services Division received new orders and change orders totaling approximately $40 million during the second quarter. Their backlog is approximately $125 million and we began work on two dredging contracts in early July that did not contribute to the second quarter operating results. We expect the second half of 2000 will be significantly better than the first half.

U.S. Plastic Lumber Corporation develops beneficial re-use options and end-product solutions for distinct types of waste streams. The company has two main business lines: the manufacture of plastic lumber, packaging and other value added products from recycled plastic, and the operation of interrelated environmental recycling services. U. S. Plastic Lumber is the nation's largest producer of recycled plastic lumber. Headquartered in Boca Raton, Florida, USPL is a highly integrated, nationwide processor of a wide range of products made from recycled plastic feedstocks. USPL creates high quality, competitive building materials, furnishings, and industrial supplies by processing plastic waste streams into purified, consistent products. USPL's products are environmentally responsible and are both aesthetically pleasing and maintenance friendly. They include such brand names as Carefree(R), SmartDeck(R), RecycleDesign(TM), TriMax(R), Earth Care(TM), and OEM products including Cyclewood(TM). USPL currently operates eight plastic manufacturing centers.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the affects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.

                                  TABLES FOLLOW

                   U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                    THREE MONTHS ENDED JUNE 30, 2000 AND 1999
                 (in thousands except share and per share data)


                                                                                            1999
                                                                          2000            Restated *
                                                                      ------------       ------------
Revenues, Net
        Plastic Lumber Division                                       $     23,130       $     14,880
        Environmental Recycling Division                                    21,130             21,978
                                                                      ------------       ------------
            Total Revenues                                                  44,260             36,858

Cost of Sales and Services Performed
        Plastic Lumber Division                                             17,742              9,292
        Environmental Recycling Division                                    15,728             15,834
                                                                      ------------       ------------
            Total cost of sales and services performed                      33,470             25,126

Depreciation and Amortization
        Plastic Lumber Division                                                760                747
        Environmental Recycling Division                                       798                514
        Corporate                                                              110                 41
                                                                      ------------       ------------
            Total depreciation and amortization                              1,668              1,302

Selling, General and Administrative
        Plastic Lumber Division                                              2,919              2,479
        Environmental Recycling Division                                     1,693              2,131
        Corporate                                                              598                423
                                                                      ------------       ------------
            Total general, administrative and selling                        5,210              5,033

Operating income**
        Plastic Lumber Division                                              1,709              2,362
        Environmental Recycling Division                                     2,911              3,500
        Corporate                                                             (708)              (464)
                                                                      ------------       ------------
            Total operating income                                           3,912              5,398

Non-Recurring Merger Expenses                                                   --                595

Other Income                                                                   118                 69
Interest expense                                                             1,250              1,319
Provision for Income Taxes                                                   1,044                272
                                                                      ------------       ------------
Earnings before extraordinary item                                           1,736              3,281

Extraordinary loss on early extinguishment of debt, net of taxes               940                 --
                                                                      ------------       ------------
Net income attributable to common stockholders                        $        796       $      3,281
                                                                      ============       ============

EBITDA **
        Plastic Lumber Division                                              2,549              3,109
        Environmental Recycling Division                                     3,746              4,014
        Corporate                                                             (597)              (423)
                                                                      ------------       ------------
            Total EBITDA                                                     5,698              6,700
                                                                      ============       ============

Net income per share - Basic:
        Earnings before extraordinary item                            $       0.05       $       0.12
        Loss on early extinguishment of debt                                  0.03                 --
                                                                      ------------       ------------
        Net earnings per common share - Basic                         $       0.02       $       0.12
                                                                      ============       ============

Net income per share - Diluted:
        Earnings before extraordinary item                            $       0.05       $       0.11
        Loss on early extinguishment of debt                                  0.03                 --
                                                                      ------------       ------------
        Net earnings per common share - Diluted                       $       0.02       $       0.11
                                                                      ============       ============

Weighted average common shares outstanding:
        Basic                                                           34,403,488         26,892,157
                                                                      ============       ============
        Diluted                                                         35,095,655         28,983,983
                                                                      ============       ============



 * - Results have been restated for the acquisitions of Ecosource Corporation, Eurkea Plastics of California and Clean Rock, inc. in 1999
** - Operating income and EBITDA exclude 1999 merger charges

                  U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                            UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                  SIX MONTHS ENDED JUNE 30, 2000 AND 1999
              (in thousands except share and per share data)



                                                                          2000               1999
                                                                        Restated           Restated*
                                                                      ------------       ------------
Revenues, Net
         Plastic Lumber Division                                      $     39,771       $     24,572
         Environmental Recycling Division                                   34,893             37,257
                                                                      ------------       ------------
            Total Revenues                                                  74,664             61,829

Cost of Sales and Services Performed
         Plastic Lumber Division                                            30,055             15,409
         Environmental Recycling Division                                   27,337             26,950
                                                                      ------------       ------------
            Total cost of sales and services performed                      57,392             42,359

Depreciation and Amortization
         Plastic Lumber Division                                             1,465              1,310
         Environmental Recycling Division                                    1,463              1,026
         Corporate                                                             224                 89
                                                                      ------------       ------------
            Total depreciation and amortization                              3,152              2,425

Selling, General and Administrative
         Plastic Lumber Division                                             5,353              4,446
         Environmental Recycling Division                                    3,482              4,220
         Corporate                                                           1,169                840
                                                                      ------------       ------------
            Total general, administrative and selling                       10,004              9,506

Operating income **
         Plastic Lumber Division                                             2,898              3,407
         Environmental Recycling Division                                    2,611              5,061
         Corporate                                                          (1,393)              (929)
                                                                      ------------       ------------
            Total operating income (Loss)                                    4,116              7,539

Non-Recurring Restructuring and Revaluation Charges                             --              5,745
Non-Recurring Merger Expenses                                                   --                595

Other Income                                                                   122                142
Interest expense                                                             2,539              3,015
Provision for Income Taxes                                                     633                390
                                                                      ------------       ------------

Earnings (Loss) before extraordinary item                                    1,066             (2,064)

Extraordinary loss on early extinguishment of debt, net of taxes               940                 --
                                                                      ------------       ------------
Net Income (Loss) attributable to common stockholders                 $        126       $     (2,064)
                                                                      ============       ============

EBITDA **
         Plastic Lumber Division                                             4,444              4,717
         Environmental Recycling Division                                    4,114              6,087
         Corporate                                                          (1,169)              (840)
                                                                      ------------       ------------
            Total EBITDA                                                     7,389              9,964
                                                                      ============       ============

Net (Loss) income per share - Basic:
         Earnings before extraordinary item                           $       0.03       $      (0.09)
         Loss on early extinguishment of debt                                 0.03                 --
                                                                      ------------       ------------
         Net earnings per common share - Basic                        $       0.00       $      (0.09)
                                                                      ============       ============

Net (Loss) income per share - Diluted:
         Earnings before extraordinary item                           $       0.03       $      (0.09)
         Loss on early extinguishment of debt                                 0.03                 --
                                                                      ------------       ------------
         Net earnings per common share - Diluted                      $       0.00       $      (0.09)
                                                                      ============       ============

Weighted average common shares outstanding:
         Basic                                                          33,772,863         25,195,059
                                                                      ============       ============
         Diluted                                                        34,992,873         25,195,059
                                                                      ============       ============



 * - 1999 results have been restated for the acquisitions of Ecosource Corporation, Eureka Plastics of California and Clean Rock, inc.
** - Operating income and EBITDA exclude restructuring, inventory and equipment revaluation and merger charges

                   U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                     Unaudited Selected Balance Sheet Items
                                 (In thousands)


                                            Restated
                                             June 30,          December 31,
                                               2000               1999
                                             --------          ------------

Working Capital                             $ 14,633            $ 12,189

Property, Plant & Equipment, net              98,141              80,424

Long Term Debt                                59,747              48,822

Stockholders equity                           92,004              83,010

Total Assets                                $194,758            $166,311